LIMITED POWER OF ATTORNEY

Section 16 Reporting

The undersigned, an officer, director or shareholder of Lithia Motors, Inc., an Oregon corporation, the Company, hereby constitutes and appoints Kevin Cundick, Edward Impert,
John North and Tina Miller, and any
one of them, the undersigneds true
and lawful attorney in fact and agent to

1. execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director or shareholder of the Company, Forms
3, 4 and 5 and any amendments thereto in accordance with Section 16a of the Securities Exchange Act of 1934 the
Exchange Act and the rules thereunder

2. do and perform any and all acts for and on behalf of the undersigned that are necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendments thereto and timely file such forms with the U.S.
Securities and Exchange Commission the
SEC, including, without limitation,
the execution and filing of a Form ID
and any other documents necessary or
appropriate to enable the undersigned
to file Forms 3, 4 and 5 electronically
with the SEC

3. seek or obtain, as the undersigneds
representative and on the undersigneds
behalf, information on transactions in
the Companys securities from any
third party, including brokers,
employee benefit plan administrators
and trustees, and the undersigned
hereby authorizes any such person
to release any such information
to each of the undersigneds
attorneys in fact appointed by
this Limited Power of Attorney
and approves and ratifies any
such release of information and

4. take any other action in connection
with the foregoing that, in the opinion
of such attorney in fact, may be of
benefit to, in the best interest of, or
legally required by or for, the
undersigned, it being understood that
the documents executed by such
attorney in fact on behalf of the
undersigned pursuant to this Limited
Power of Attorney shall be in such form
and shall contain such information and
disclosure as such attorney in fact may
approve in such attorney in facts discretion.

The undersigned hereby grants to each
such attorney in fact full power and
authority to do and perform any and
every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney and the rights and
powers herein granted.

The undersigned acknowledges that the
foregoing attorneys in fact, in serving
in such capacity at the request and on
the behalf of the undersigned, are not
assuming, nor is the Company assuming,
any of the undersigneds responsibilities to comply with, or any liability for the failure to comply with, any provision of
Section 16 of the Exchange Act.

This Limited Power of Attorney revokes
all prior powers of attorney relating to reporting under Section 16 with respect to equity securities of the Company and shall remain in effect until revoked by the undersigned in a signed writing delivered to the Company.

DATED April 19, 2017
       By    Kenneth E. Roberts
       Name  Kenneth E. Roberts






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